MGT Acquires DraftDay.com

Transforms Company into a Top 4 Daily Fantasy Sports Provider

Harrison, NY (April 1, 2014) – MGT Capital Investments, Inc. (NYSE MKT: MGT) announced today that it has entered into an asset purchase agreement with CardRunners Gaming, Inc. to acquire the DraftDay fantasy sport business and software platform. MGT will pay $600,000 in cash and approximately 100,000 shares of common stock to acquire the DraftDay assets. The transaction is expected to close within one week.

DraftDay operates one of the industry’s largest and most respected daily fantasy sports wagering sites, ranking fourth highest among competitors in the most recent Alexa reports. DraftDay is also a leader in the popular quick-pick style of skill-based fantasy sports gaming. Andrew Wiggins, co-founder of DraftDay stated, "We have worked tirelessly to build an outstanding product and loyal player base.  With MGT’s support, DraftDay will have greater resources to grow this business to new heights.  Our employees look forward to making MGT the market leader in daily fantasy sports.”

Robert Ladd, Chief Executive Officer of MGT, summarized today’s news, “This acquisition represents a unique financially compelling opportunity and tremendous complement to our online gaming businesses. DraftDay will elevate our fantasy sports segment to an entirely new level. We are very pleased to welcome the players and employees of DraftDay.”

Added Robert Traversa, MGT’s Chief Financial Officer, “Combined with the recently initiated joint venture with Vegas Insider, we expect that the acquisition of DraftDay will be accretive to our operating results, with MGT Sports projected to become cash flow positive by yearend.”

About MGT Capital Investments, Inc.

MGT and its subsidiaries are engaged in the business of acquiring, developing and monetizing assets in the online and mobile gaming space, as well as the casino industry.

Subsidiary MGT Studios is publisher of social games and real money games of skill, and will launch www.MGTplay.com and SlotChamp™ in 2014.

MGT Gaming, a majority owned subsidiary, owns U.S. Patents Nos. 7,892,088 and 8,500,554 relating to certain casino slot machine systems and has filed patent infringement lawsuits against WMS Gaming (a subsidiary of Scientific Games Corporation), and others.

The Company also owns a majority interest in FanTD LLC, the operator of FanThrowdown.com, one of the leading online daily fantasy sports wagering websites. Another majority owned subsidiary, MGT Interactive, owns REAL DEAL POKER™, an innovative online poker technology with a patented card shuffling system, allowing for regulatory transparency and auditability, and a higher level of realism.

Forward-looking statements

This press release contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." MGT's financial and operational results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the Company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company's most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission.

Company contact

MGT Capital Investments, Inc.

Robert Traversa, Chief Financial Officer

914-630-7431

rtraversa@mgtci.com